                                                     Exhibit (4)-15
                                                     Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839

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                             SUPPLEMENTAL INDENTURE

                                   __________

                             Dated January 15, 1994

                                   __________



                          COMMONWEALTH EDISON COMPANY

                                       TO

                     CONTINENTAL BANK, NATIONAL ASSOCIATION

                                      AND

                                  M. J. KRUGER

            Trustees under Mortgage Dated July 1, 1923, and Certain
                        Indentures Supplemental Thereto


                                   __________


                           Providing for Issuance of

          FIRST MORTGAGE 5.30% BONDS, POLLUTION CONTROL SERIES 1994A,
          FIRST MORTGAGE 5.70% BONDS, POLLUTION CONTROL SERIES 1994B
                                      AND
          FIRST MORTGAGE 5.85% BONDS, POLLUTION CONTROL SERIES 1994C



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THIS INSTRUMENT PREPARED BY R. R. MIGELY, P.O. BOX 767, CHICAGO, IL 60690, ON
BEHALF OF COMMONWEALTH EDISON COMPANY

THIS SUPPLEMENTAL INDENTURE, dated January 15, 1994, between
     COMMONWEALTH EDISON COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the "Company"), party of the first part, and CONTINENTAL BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, and M. J. KRUGER, of Chicago, Illinois, as Trustee and Co-Trustee, respectively, under the Mortgage of the Company dated July 1, 1923, as amended and supplemented by Supplemental Indentures dated, respectively, August 1, 1944, August 1, 1946, April 1, 1953, April 1, 1966, November 1, 1966, December 1, 1966, March 31, 1967, April 1, 1967, February 1, 1968, July 1, 1968, October 1, 1968, February 28, 1969, May 29, 1970,
     January 1, 1971, June 1, 1971, July 27, 1971, May 31, 1972, June 1, 1973,
     June 15, 1973, October 15, 1973, May 31, 1974, July 1, 1974, March 1, 1975,
     June 13, 1975, May 28, 1976, January 15, 1977, June 1, 1977, June 3, 1977,
     December 1, 1977, May 17, 1978, August 31, 1978, October 15, 1978, June 18,
     1979, June 20, 1980, April 16, 1981, April 30, 1982, April 15, 1983, April
     13, 1984, March 1, 1985, April 15, 1985, April 15, 1986, May 1, 1986,
     August 15, 1986, January 12, 1987, June 30, 1989, February 15, 1990, June
     15, 1990, June 1, 1991, October 1, 1991, October 15, 1991, February 1,
     1992, May 15, 1992, July 15, 1992, September 15, 1992, October 1, 1992,
     February 1, 1993, March 1, 1993, April 1, 1993, April 15, 1993, June 15,
     1993, July 1, 1993 and July 15, 1993, parties of the second part (said Trustee being hereinafter called the "Trustee", the Trustee and said Co-Trustee being hereinafter together called the "Trustees", and said Mortgage dated July 1, 1923, as amended and supplemented by said Supplemental Indenture dated August 1, 1944 and subsequent supplemental indentures, being hereinafter called the "Mortgage"),

WITNESSETH:

     WHEREAS, the Mortgage provides for the issuance from time to time thereunder, in series, of bonds of the Company for the purposes and subject to the limitations therein specified; and

     WHEREAS, the Company desires, by this Supplemental Indenture, to create additional series of bonds to be issuable under the Mortgage, such bonds to be designated "First Mortgage 5.30% Bonds, Pollution Control Series 1994A" (hereinafter called the "bonds of Series 1994A"), "First Mortgage 5.70% Bonds, Pollution Control Series 1994B" (hereinafter called the "bonds of Series 1994B") and "First Mortgage 5.85% Bonds, Pollution Control Series 1994C" (hereinafter called the "bonds of Series 1994C") and the terms and provisions to be contained in the bonds of Series 1994A, the bonds of Series 1994B and the bonds of Series 1994C or to be otherwise applicable thereto to be as set forth in this Supplemental Indenture; and

     WHEREAS, the bonds of Series 1994A and the Trustee's certificate to be endorsed thereon, the bonds of Series 1994B and the Trustee's certificate to be endorsed thereon and the bonds of Series 1994C and the Trustee's certificate to be endorsed thereon shall be substantially in the form of the General Form of Registered Bond Without Coupons and the form of the General Form of Trustee's Certificate set forth in Section 3.05 of the Supplemental Indenture dated August 1, 1944, to the Mortgage with such appropriate insertions, omissions and variations in order to express the designation, date, maturity date, annual interest rate, record dates for, and dates of, payment of interest, denominations, terms of redemption and redemption prices, and other terms and characteristics authorized or permitted by the Mortgage or not inconsistent therewith; and

     WHEREAS, the Illinois Development Finance Authority (the "Authority") proposes to issue $66,000,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds, Series 1994 (Commonwealth Edison Company Project) (collectively, the "Revenue Bonds"), pursuant to an Indenture of Trust dated as of January 15, 1994 (the "Indenture"), under which The First National Bank of Chicago is trustee (the "Indenture Trustee"), and to use the proceeds received therefrom to purchase the bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C from the Company, pursuant to a Sale Agreement dated as of January 15, 1994 (the "Sale Agreement"), between the Company and the Authority, to assist the Company in refunding certain outstanding obligations issued to finance a portion of the cost of certain wastewater treatment, air and water pollution control and sewage and solid waste disposal facilities of the Company; and the bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C are to be pledged and delivered by the Authority to the Indenture Trustee to secure the repayment of the Revenue Bonds; and

     WHEREAS, the Company is legally empowered and has been duly authorized by the necessary corporate action and by orders of the Illinois Commerce Commission to make, execute and deliver this Supplemental Indenture, and to create, as additional series of bonds of the Company, the bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C, and all acts and things whatsoever necessary to make this Supplemental Indenture, when executed and delivered by the Company and the Trustees, a valid, binding and legal instrument, and to make the bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C, when authenticated by the Trustee and issued as in the Mortgage and in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Mortgage, as amended and supplemented, have been done and performed;

     NOW, THEREFORE, in consideration of the premises and of the sum of one dollar duly paid by the Trustees to the Company, and for other good and valuable considerations, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     SECTION 1. DESIGNATION AND ISSUANCE OF BONDS OF SERIES 1994A, BONDS OF SERIES 1994B AND BONDS OF SERIES 1994C. The bonds of Series 1994A shall, as hereinbefore recited, be designated as the Company's "First Mortgage 5.30% Bonds, Pollution Control Series 1994A." The bonds of Series 1994B shall, as hereinbefore recited, be designated as the Company's "First Mortgage 5.70% Bonds, Pollution Control Series 1994B." The bonds of Series 1994C shall, as hereinbefore recited, be designated as the Company's "First Mortgage 5.85% Bonds, Pollution Control Series 1994C." Subject to the provisions of the Mortgage, the bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C shall be issuable without limitation as to the aggregate principal amount thereof.


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


     SECTION 2. FORM, DATE, MATURITY DATE, INTEREST RATE AND INTEREST PAYMENT DATES OF BONDS OF SERIES 1994A, BONDS OF SERIES 1994B AND BONDS OF SERIES 1994C. The definitive bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C shall be in engraved, lithographed or printed form and shall be registered bonds without coupons; and such bonds and the Trustee's certificate to be endorsed thereon shall be substantially in the form hereinbefore recited. The bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C shall be dated as provided in Section 3.01 of the Mortgage, as amended by Supplemental Indenture dated April 1, 1967. The bonds of Series 1994A shall mature on January 15, 2004, and shall bear interest at the rate of 5.30% per annum until the principal thereof shall be paid. The bonds of Series 1994B shall mature on January 15, 2009, and shall bear interest at the rate of 5.70% per annum until the principal thereof shall be paid. The bonds of Series 1994C shall mature on January 15, 2014, and shall bear interest at the rate of 5.85% per annum until the principal thereof shall be paid. Such interest shall be payable semiannually on January 15 and July 15 in each year, commencing July 15, 1994. January 1 and July 1 in each year are hereby established as record dates for the payment of interest payable on the next succeeding interest payment dates, respectively. The interest on each bond of Series 1994A, each bond of Series 1994B and each bond of Series 1994C so payable on any interest payment date shall, subject to the exceptions provided in Section 3.01 of the Mortgage, as amended by said Supplemental Indenture dated April 1, 1967, be paid to the person in whose name such bond is registered at the close of business on January 1 and July 1, as the case may be, next preceding such interest payment date.

     SECTION 3. EXECUTION OF BONDS OF SERIES 1994A, BONDS OF SERIES 1994B AND BONDS OF SERIES 1994C. The bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C shall be executed on behalf of the Company by its President or one of its Vice Presidents, manually or by facsimile signature, and shall have its corporate seal affixed thereto or a facsimile of such seal imprinted thereon, attested by its Secretary or one of its Assistant Secretaries, manually or by facsimile signature, all as may be provided by resolution of the Board of Directors of the Company. In case any officer or officers whose signature or signatures, manual or facsimile, shall appear upon any bond of Series 1994A, any bond of Series 1994B or any bond of Series 1994C shall cease to be such officer or officers before such bond shall have been actually authenticated and delivered, such bond nevertheless may be issued, authenticated and delivered with the same force and effect as though the person or persons whose signature or signatures, manual or facsimile, appear thereon had not ceased to be such officer or officers of the Company.

     SECTION 4. MEDIUM AND PLACES OF PAYMENT OF PRINCIPAL OF AND INTEREST ON BONDS OF SERIES 1994A, BONDS OF SERIES 1994B AND BONDS OF SERIES 1994C; TRANSFERABILITY AND EXCHANGEABILITY. Both the principal of and interest on the bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and both such principal and interest shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York. There shall be credited against amounts due from time to time on the


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


bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C any amounts then on deposit in the Bond Fund created by Section 402 of the Indenture. Bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C shall not be transferable except to the Authority, the Indenture Trustee or any successor trustee under the Indenture. Bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C shall be exchangeable for other bonds of authorized denominations, in the manner provided in Sections 3.09 and 3.10 of the Mortgage, at said office or agency. No charge shall be made by the Company to the registered owner of any bond of Series 1994A, any bond of Series 1994B or any bond of Series 1994C for the transfer of such bond or for the exchange thereof for bonds of other authorized denominations, except, in the case of transfer, a charge sufficient to reimburse the Company for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.

     SECTION 5. DENOMINATIONS AND NUMBERING OF BONDS OF SERIES 1994A, BONDS OF SERIES 1994B AND BONDS OF SERIES 1994C. The bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C shall be issued in the denomination of $5,000 and in such multiples of $5,000 as shall from time to time hereafter be determined and authorized by the Board of Directors of the Company or by any officer or officers of the Company authorized to make such determination, the authorization of the denomination of any bond of Series 1994A, any bond of Series 1994B or any bond of Series 1994C to be conclusively evidenced by the execution thereof on behalf of the Company. Bonds of Series 1994A shall be numbered R-1 and consecutively upwards, bonds of Series 1994B shall be numbered R-1 and consecutively upwards and bonds of Series 1994C shall be numbered R-1 and consecutively upwards.

     SECTION 6. TEMPORARY BONDS OF SERIES 1994A, BONDS OF SERIES 1994B AND BONDS OF SERIES 1994C. Until definitive bonds of Series 1994A, bonds of Series 1994B or bonds of Series 1994C are ready for delivery, there may be authenticated and issued in lieu of any thereof and subject to all of the provisions, limitations and conditions set forth in Section 3.11 of the Mortgage, temporary registered bonds without coupons of bonds of Series 1994A, bonds of Series 1994B or bonds of Series 1994C.

     SECTION 7. EXTRAORDINARY OPTIONAL REDEMPTION OF BONDS OF SERIES 1994A, BONDS OF SERIES 1994B AND BONDS OF SERIES 1994C. Upon the notice and in the manner provided in Section 301 of the Indenture, the bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C may be redeemed prior to maturity at the option of the Company, in whole but not in part, at any time at 100% of the principal amount thereof plus accrued interest to the redemption date, within 180 days after the occurrence of any change in the Constitution of the State of Illinois or the Constitution of the United States of America or any legislative or administrative action (whether local, state or federal) or any final decree, judgment or order of any court or administrative body (whether local, state or federal) which results in the Sale Agreement, the bonds of Series 1994A, bonds of Series 1994B or bonds of Series 1994C becoming void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Sale Agreement, the bonds of Series 1994A, bonds of Series 1994B or bonds of Series 1994C, as the case may be.


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


     SECTION 8. EXTRAORDINARY MANDATORY REDEMPTION OF BONDS OF SERIES 1994A, BONDS OF SERIES 1994B AND BONDS OF SERIES 1994C. Upon the notice and in the manner provided in Section 301 of the Indenture, the bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C shall be redeemed by the Company in whole, or as hereinafter provided in part, at 100% of the principal amount thereof plus accrued interest to the redemption date, in the event of a final determination by the Internal Revenue Service or by a court of competent jurisdiction that, as a result of a failure by the Company to observe any covenant, agreement, representation or warranty in the Sale Agreement or the Tax Exemption Certificate and Agreement dated January 25, 1994, between the Company and the Authority, the interest payable on the Revenue Bonds is includable in the gross income for federal income tax purposes of the owners thereof (other than an owner who is a "substantial user" of the Project (as defined in the Indenture) or a "related person" within the meaning of Section 103(b)(13) of the Internal Revenue Code of 1954, as amended (the "Code")). Such a determination will not result from the inclusion of interest on any Revenue Bond in the computation of minimum or indirect taxes. Any such determination shall not be considered final for this purpose unless the Company has been given written notice of any proceedings which might result in such determination and has been afforded the opportunity to participate in any such proceedings (as a party or otherwise) to the extent the Company deems sufficient, either directly or in the name of any owner of a Revenue Bond, and until the conclusion of any appellate review, if sought. Any such redemption shall occur within 180 days from the date of such final determination. The bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C shall be redeemed in whole upon any such final determination unless, in the opinion of Bond Counsel (as defined in the Indenture), the redemption of a portion of the outstanding Revenue Bonds would have the result that interest payable on the Revenue Bonds remaining outstanding after such redemption would not be includable in the gross income for federal income tax purposes of any owner of such Revenue Bonds (other than an owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 103(b)(13) of the Code), in which event bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C shall be redeemed in an amount equal to the amount of Revenue Bonds required to be so redeemed. If any holder of Revenue Bonds refuses to permit the Company to participate in any such proceedings (as a party or otherwise) to the extent the Company deems sufficient or if any holder of Revenue Bonds fails to notify the Company of the pendency of any such proceedings, the bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C shall not, in the event of an adverse final determination, be subject to the mandatory redemption provisions of this Section.

     SECTION 9. DEFAULT MANDATORY REDEMPTION. The bonds of Series 1994A, bonds of Series 1994B and bonds of Series 1994C shall be redeemed promptly, without notice, by the Company in whole at 100% of the principal amount thereof plus accrued interest to the date of redemption following receipt by the Trustee of written notice from the Indenture Trustee stating that the principal of the Revenue Bonds has been declared to be immediately due and payable as a result of an event of default under the Indenture.


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


     SECTION 10. MISCELLANEOUS. The terms and conditions of this Supplemental Indenture shall be deemed to be a part of the terms and conditions of the Mortgage for any and all purposes. The Mortgage, as supplemented by said indentures supplemental thereto dated subsequent to August 1, 1944 and referred to in the first paragraph of this Supplemental Indenture, and as further supplemented by this Supplemental Indenture, is in all respects hereby ratified and confirmed.

     This Supplemental Indenture shall bind and, subject to the provisions of
Article XIV of the Mortgage, inure to the benefit of the respective successors and assigns of the parties hereto.

     Although this Supplemental Indenture is dated January 15, 1994, it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustees on the date indicated by their respective acknowledgments hereto annexed.

     This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, Commonwealth Edison Company has caused this Supplemental Indenture to be executed in its name by one of its Vice Presidents, and its seal to be hereunto affixed and attested by its Secretary, and Continental Bank, National Association, as Trustee under the Mortgage, has caused this Supplemental Indenture to be executed in its name by one of its Vice Presidents, and its seal to be hereunto affixed and attested by one of its Trust Officers, and M. J. Kruger, as Co-Trustee under the Mortgage, has hereunto affixed his signature and seal, all as of the day and year first above written.

                                                COMMONWEALTH EDISON COMPANY


                                                By       /s/ J. C. Bukovski
                                                         J. C. Bukovski
                                                          Vice President

                                                                (SEAL)
ATTEST:

     /s/ David A. Scholz
     David A. Scholz
        Secretary

                                                CONTINENTAL BANK, NATIONAL
                                                  ASSOCIATION


                                                By     /s/ Joanne M. Murphy
                                                       Joanne M. Murphy
                                                        Vice President

                                                                (SEAL)
ATTEST:

     /s/ K L Clark
     K. L. Clark
       Trust Officer

                                                     /s/ M J Kruger
                                                     M. J. KRUGER

                                                                (SEAL)

STATE OF ILLINOIS  )
                   ) SS.
COUNTY OF COOK     )



     I,   JOHN R. DIETZEL, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that J. C. BUKOVSKI, a Vice President of Commonwealth Edison Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, and DAVID A. SCHOLZ, the Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Secretary, respectively, and who are both personally known to me to be a Vice President and the Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     GIVEN under my hand and notarial seal this 17th day of January, A.D. 1994.



                                                        /s/ John R. Dietzel
                                                        John R. Dietzel
                                                        Notary Public

(SEAL)


My Commission expires March 10, 1997

STATE OF ILLINOIS  )
                   ) SS.
COUNTY OF COOK     )


     I,  S. RHODEN,   a Notary Public in and for said County, in the State
aforesaid, DO HEREBY CERTIFY that JOANNE M. MURPHY, a Vice President of Continental Bank, National Association, a national banking association, one of the parties described in and which executed the foregoing instrument, and K. L. CLARK, a Trust Officer of said banking association, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Trust Officer, respectively, and who are both personally known to me to be a Vice President and a Trust Officer, respectively, of said banking association, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Trust Officer, respectively, of said banking association, and as the free and voluntary act of said banking association, for the uses and purposes therein set forth.

     GIVEN under my hand and notarial seal this 17th day of January, A.D. 1994.



                                                         /s/ S. Rhoden
                                                         S. Rhoden
                                                         Notary Public

(SEAL)


My Commission expires June 28, 1997.

STATE OF ILLINOIS  )
                   ) SS.
COUNTY OF COOK     )



     I,   S. RHODEN,   a Notary Public in and for said County, in the State
aforesaid, DO HEREBY CERTIFY that M. J. KRUGER, one of the parties described in and which executed the foregoing instrument, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed, executed and delivered said instrument as his free and voluntary act for the uses and purposes therein set forth.

     GIVEN under my hand and notarial seal this 17th day of January, A.D. 1994.



                                                         /s/ S. Rhoden
                                                         S. Rhoden
                                                         Notary Public

(SEAL)


My Commission expires June 28, 1997.



                                       COMMONWEALTH EDISON COMPANY
                                       REAL ESTATE DEPT.
                                       P. O. BOX 767
                                       CHICAGO, ILLINOIS  60690


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